EXHIBIT 2.2

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       GIFTS OF LEARNING FOUNDATION, INC.

         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being all of the Directors of Gifts Of Learning Foundation, Inc., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, bearing document number P93000042796, does hereby certify:

         First: That pursuant to Unanimous Written Consent of the Board of Directors and majority consent of the shareholders of said Corporation dated November 25, 1998, the Directors and shareholders approved the Amendment to the Corporation's Articles of Incorporation as follows:

         ARTICLE THREE shall be deleted in its entirety and substituted with the following:

                                  ARTICLE THREE
                                  CAPITAL STOCK

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 15,000,000 shares of common stock, par value $.001 per share.

         The foregoing amendment was adopted by the Board of Directors of the Corporation pursuant to a Unanimous Written Consent of the Board of Directors and by a Majority Written Consent of the Shareholders of the Common Stock of the Corporation dated November 25, 1998, acting pursuant to Sections 607.0821 and
607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

Matthew W. Miller, Esq., Florida Bar No. 0121398
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Blvd., Suite 1900
Fort Lauderdale, Florida 33301
(954) 763-1200

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         IN WITNESS WHEREOF, the undersigned, being the President of this
Corporation, has executed these Articles of Amendment as of November 25, 1998.

                                      GIFTS OF LEARNING FOUNDATION, INC.

                                      By: /S/ JAMES A. MALLAMO
                                         ---------------------------------------
                                          James A. Mallamo, President & Director

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